UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

SARA LEE CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4600, Three First National Plaza, Chicago, Illinois	60602-4260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312/726-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARA LEE CORPORATION

By:	/s/ Wayne R. Szypulski

Wayne R. Szypulski Senior Vice President, Controller and Chief Accounting Officer

Date: November 21, 2003

EXHIBIT INDEX

The following exhibits are filed herewith and are exhibits to the Registrant’s Registration Statement on Form S-3, Registration No. 333-83776, as noted below:

Exhibit No.	Registration No. 333-83776 Exhibit No.	Exhibit

1.1	1.1.4	Distribution Agreement, dated November 21, 2003, among the Registrant and the Agents named therein

4.1	4.9.4.	Form of Fixed Rate Note

4.2	4.9.5	Form of Floating Rate Note